GLOBAL X FUNDS
POWER OF ATTORNEY
NOVEMBER 11, 2022

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned, each a trustee of the Global X Funds (“Trust”),does hereby constitute and appoint Luis Berruga, Joseph Costello, Susan Lively, John Belanger, Ronnie Riven and Eric S. Purple, and each of them singly, his or her true and lawful attorney-in-fact and agent, with full power to them and each of them, on his or her behalf and in his or her name, place and stead, in the capacity listed below, to sign, execute and file one or more Registration Statements on Form N-14 under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended with respect to the reorganization of the series of the Trust listed in Appendix A,and any and all amendments thereto, with all exhibits, instruments or other documents necessary or appropriate in connection therewith, and to file with the Securities and Exchange Commission or any other regulatory authority as may be necessary or desirable, hereby ratifying and confirming all and every act and thing requisite to all intents and purposes that said attorney in fact and agent or his or her substitute, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, I have hereunto set my hand this 11th day of November, 2022.

/s/ Charles A. Baker
Charles A. Baker

/s/ Susan M. Ciccarone
Susan M. Ciccarone

/s/ Clifford J. Weber
Clifford J. Weber

Appendix A

Acquiring Fund	Acquired Fund
Global X Emerging Markets ETF	Emerging Markets Fund, a series of Mirae Asset Discovery Funds
Global X Emerging Markets Great Consumer ETF	Emerging Markets Great Consumer Fund, a series of Mirae Asset Discovery Funds